                                                                Exhibit 4(e)(ii)


                            FIRST UNION CORPORATION,



                              WACHOVIA CORPORATION

                                       AND

              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 31, 2001

                                       to

                                    INDENTURE

                            Dated as of March 1, 1993

                          SUBORDINATED DEBT SECURITIES

                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 31, 2001, among FIRST UNION CORPORATION, a North Carolina corporation ("Successor"), WACHOVIA CORPORATION, a North Carolina corporation ("Wachovia"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee to Mellon Bank, N.A., as successor trustee to CoreStates Bank, N.A., as trustee (the "Trustee").

                  WHEREAS, Wachovia and the Trustee have heretofore executed and delivered a certain Indenture, dated as of March 1, 1993 (the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

                  WHEREAS, Wachovia and Successor have entered into an Agreement and Plan of Merger, dated as of April 15, 2001 (as amended and restated and otherwise amended or modified, the "Merger Agreement"), which contemplates the execution and filing of articles of merger (the "Articles of Merger") providing for the merger of Wachovia with and into Successor (the "Merger"), with Successor continuing its corporate existence under the laws of the State of North Carolina;

                  WHEREAS, Section 801 of the Indenture provides, among other things, that the Company shall not merge into any other corporation unless, among other things, the corporation into which the Company is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

                  WHEREAS, Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

                  WHEREAS, Successor and Wachovia desire and have requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of evidencing such succession and assumption;

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the boards of directors of Wachovia and Successor; and

                  WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                    REPRESENTATIONS OF WACHOVIA AND SUCCESSOR

                  Each of Wachovia and Successor represents and warrants to the Trustee as follows:

                  SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                  SECTION 1.3. The Merger will become effective in accordance with the terms of the Merger Agreement and North Carolina law when the Articles of Merger are filed in the office of the Secretary of State of the State of North Carolina, or at such later date or time as the Successor and Wachovia agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.4. Immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

                  SECTION 2.1. Successor hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

                  SECTION 2.2. Securities of any series authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this First Supplemental Indenture.

                  SECTION 2.3. Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the effect as if Successor had been named as the Company therein, and hereafter Wachovia shall be relieved of all obligations and covenants under the Indenture and the Securities.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  SECTION 3.1. The recitals contained herein shall be taken as the statements of the Company and Successor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this First Supplemental Indenture.

                  SECTION 3.2. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

                  SECTION 3.3. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 3.4. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  SECTION 3.5. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 3.6. This First Supplemental Indenture shall become effective as of the Effective Time.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

                            WACHOVIA CORPORATION



                            By /s/ Kenneth W. McAllister
                              ---------------------------------------
                                Name: Kenneth W. McAllister, Esq.
                                Title:  Senior Executive Vice President
                                              and General Counsel

(Corporate Seal)

Attest:


/s/ William M. Watson, Jr.
--------------------------
Secretary

                            FIRST UNION CORPORATION

                            By /s/ Ross E. Jeffries, Jr.
                              ---------------------------------------
                                Name:  Ross E. Jeffries, Jr.
                                Title: Senior Vice President



(Corporate Seal)

Attest:


/s/ Anthony Augliera
--------------------------
Assistant Secretary

                                     CHASE MANHATTAN TRUST COMPANY,
                                     NATIONAL ASSOCIATION, as Trustee



                                     By /s/ Catherine Lenhardt
                                        -------------------------------------
                                         Name: Catherine Lenhardt
                                         Title: Vice President



(Corporate Seal)

Attest:


 /s/ ILLEGIBLE
-------------------------

STATE OF NORTH CAROLINA    )
                           ):  ss.:
COUNTY OF FORSYTH          )



                  On this 31st day of August, 2001, before me, the undersigned officer, personally appeared Kenneth W. McAllister, who acknowledged himself or herself to be the Senior Executive Vice President and General Counsel of WACHOVIA CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.






                                           /s/ M. Marie Harper
                                           ------------------------------------
                                           Notary Public

[SEAL]



STATE OF NORTH CAROLINA     )
                            ):  ss.:
COUNTY OF MECKLENBURG       )



                  On this 31st day of August, 2001, before me, the undersigned officer, personally appeared Ross E. Jeffries, Jr., who acknowledged himself or herself to be the Senior Vice President of FIRST UNION CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                           /s/ Loretta M. Lucenti
                                           ------------------------------------
                                           Notary Public

[SEAL]

COMMONWEALTH OF PENNSYLVANIA                )
                                            ):  ss.:
COUNTY OF PHILADELPHIA                      )


                  On this 30th day of August, 2001, before me, the undersigned officer, personally appeared Catherine Lanhardt, who acknowledged himself or herself to be the _______________ of CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

                  I hereby certify that I am not a director or officer of the above-named trust company.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                                           /s/ Sandra M. Abrahams
                                           ------------------------------------
                                           Notary Public

[SEAL]